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                       SUBSIDIARIES OF MAGNA GROUP, INC.

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          SUBSIDIARY                                                JURISDICTION OF ORGANIZATION
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
Magna Bank, National Association                                      United States of America
Magna Data Services, Inc.                                             Illinois
Carboro Ltd.                                                          Turks & Caicos Islands
Landmark Acquisition Corporation                                      Missouri
Landmark TCI Ltd.                                                     Turks & Caicos Islands
MGI Group, Inc.                                                       Missouri
Magna Investments, Inc.                                               Missouri
Magna Insurance Agency, Inc.                                          Missouri
InBank Group, Inc.                                                    Missouri
InBank Investments, Inc.                                              Missouri
InBank Insurance Agency, Inc.                                         Missouri
Brentco, Inc.                                                         Missouri
Quatre Corp.                                                          Missouri
REDC, Inc.                                                            Missouri
Mega Insurance Agency, Inc.                                           Missouri
MGR, Inc.                                                             Delaware
MHC Holding Company No. 1                                             Delaware
MHC Holding Company No. 2                                             Delaware
MHC Holding Company No. 3                                             Delaware
MHC Holding Company No. 4                                             Delaware
MHC Holding Company No. 5                                             Delaware
MICB, Inc.                                                            Delaware
MGR Real Estate Investment Trust                                      Delaware
HBC Acquisition Sub, Inc.                                             Iowa
Charter Acquisition Sub, Inc.                                         Delaware
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    One hundred percent of the capital stock or common equity interest of each of the above listed subsidiaries is owned directly by Magna or indirectly through wholly-owned subsidiaries of Magna, with the exception of MGR Real
Estate Investment Trust, of which Magna owns 100% of the common certificates and
80% of the preferred certificates issued by the trust.